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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   January 14, 2004
                                 ---------------

                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                     001-13958                 13-3317783
-----------------------------   --------------------   -------------------------
(State or other jurisdiction       (Commission             (IRS Employer
        of Incorporation)          File Number)           Identification No.)


         The Hartford Financial Services Group, Inc.
         Hartford Plaza
         Hartford, Connecticut                                  06115-1900
         --------------------------------------------         --------------
            (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:         (860) 547-5000
                                                       ------------------------





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Item 5.  Other Events.

The Hartford Financial Services Group, Inc. (the "Company") currently estimates its fourth quarter 2003 net income will be between $451 million and $457 million, or between $1.58 and $1.60 per diluted share. The Company's estimated fourth quarter 2003 net income includes estimated net realized capital gains of approximately $28 million, after-tax. These estimated net gains arise primarily from $71 million, after-tax, of estimated realized gains, offset by $43 million, after-tax, of estimated realized losses. The realized losses arise primarily from impairments of approximately $36 million, after-tax, of which approximately $16 million, after-tax, relate to securities of Parmalat SpA and certain of its affiliates. The Company's estimated net realized capital gains for the fourth quarter of 2003 include approximately $7 million, after-tax, of periodic net coupon settlements pursuant to derivative investment strategies that do not qualify for hedge accounting. Prior to this quarter, the Company has reported such periodic net coupon settlements in net investment income. The Company's previously publicized estimates of its 2003 financial performance have included such periodic net coupon settlements in net investment income. The Company's estimated fourth quarter 2003 results include, in its property & casualty operations, an estimated prior year reserve strengthening of $23 million, after-tax, related to HartRe International. The Company's HartRe International business was placed in runoff in 2001 and is reported in the Other Operations segment. Fourth quarter 2003 basic and diluted weighted average shares outstanding are estimated at 283.0 million and 285.6 million, respectively.

The Company currently estimates its full year 2003 net loss will be between $87 million and $93 million, or between $(0.32) and $(0.34) per diluted share. The Company's estimated 2003 net loss includes the Company's $1.7 billion, after-tax, first quarter 2003 asbestos charge; estimated net realized capital gains of approximately $191 million, after-tax; a second quarter severance charge of $27 million, after-tax; a second quarter $30 million tax benefit related to a change in estimate of the dividends-received deduction; and a third quarter Bancorp settlement charge of $40 million, after-tax. The Company's estimated net realized capital gains for 2003 include approximately $29 million, after-tax, of periodic net coupon settlements on non-qualifying derivative instruments. Full year 2003 basic and diluted weighted average shares outstanding are estimated at 272.4 million. As a result of the antidilutive impact from the 2003 net loss, the Company is required by generally accepted accounting principles to use basic weighted average shares in the calculation of 2003 diluted earnings per share. In the absence of the net loss, an estimated
274.2 million weighted average common shares outstanding and dilutive potential common shares would have been used in the diluted earnings per share calculation.

The Company's domestic variable annuity sales were $4.1 billion for the fourth quarter of 2003, and net flows, which equal sales minus redemptions and certain other payments, for the quarter were $1.6 billion versus net flows of $2.3 billion for the third quarter of 2003. The decrease in net flows was driven primarily by an increase in Putnam Hartford Capital Manager surrender activity. Sales of all other significant life insurance products were up strongly for the fourth quarter of 2003 compared with the fourth quarter of 2002.
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On December 31, 2003, the Company acquired the group life and accident, and short-term and long-term disability businesses of CNA Financial Corporation. The Company originally estimated its total funding needs of the transaction, including transaction costs and additional capital to support the Company's higher risk based capital ratios, at approximately $600 million. The Company now estimates its total funding needs of the transaction at approximately $540 million. The reduction in total funding needs is primarily due to the final terms agreed to with CNA regarding the specific business acquired. Certain elements of the specialty segment were not acquired by the Company. This resulted in a reduction in the purchase price and the amount of additional capital necessary to support the business. The Company financed the acquisition with commercial paper.

As the Company previously has stated publicly, the Company, like many others in the financial services industry, has received requests for information from the Securities and Exchange Commission and a subpoena from the New York Attorney General's Office, in each case requesting documentation and other information regarding various mutual fund regulatory issues. The Company continues to cooperate fully with these regulatory agencies in responding to these requests.

Certain of the statements in this Form 8-K are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements about our estimates of our results of operations for the fiscal quarter and fiscal year ended December 31, 2003. We caution investors that these forward-looking statements are not guarantees of our results of operations for these periods, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include the potential for adjustments to the estimated amounts set forth in this Form 8-K arising from completion of the internal financial statements of our business units and our consolidation process. Such adjustments could result in our reported results of operations differing materially from the estimated amounts set forth in this Form 8-K. In addition, we do not expect our auditors to complete their audit of the 2003 financial statements until late February 2004 and the audit could give rise to material adjustments to estimated amounts set forth in this Form 8-K. We assume no obligation to update the statements in this Form 8-K, which speaks as of the date filed.

Item 12. Results of Operations and Financial Condition

The information set forth in the first 3 paragraphs and the final paragraph under Item 5 above is hereby incorporated by reference.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                 THE HARTFORD FINANCIAL SERVICES GROUP, INC.


Date:  January 14, 2004          By:    /s/ NEAL S. WOLIN
                                 ----------------------------------------------
                                 Name:  Neal S. Wolin
                                 Title: Executive Vice President and
                                        General Counsel